UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 22, 2019 (August 16, 2019)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events

In connection with the payoff of subordinated debt held by ICM Investments, LLC (“ICM”), the Company entered into the SIRE ICM Unit Agreement dated December 17, 2014 (the “Unit Agreement”).  Under the Unit Agreement, the Company granted ICM the right to sell to the Company ICM’s 1,000 Series C and 18 Series A Membership Units (the “ICM Units”) commencing anytime during the earliest of several alternative dates and events at the greater of $10,897 per unit or the fair market value (as defined in the agreement) on the date of exercise (the “Put Right”).

On August 16, 2019, the Company received notice of the exercise by ICM of its Put Right, applicable for all of the ICM Units.  In its notice, ICM waived its right to a determination of fair market value as described in Section 2(d) of the Unit Agreement, and ICM agreed to accept the total of Eleven Million Ninety-Three Thousand One Hundred and Forty Six Dollars ($11,093,146), which is the purchase price of Ten Thousand Eight Hundred Ninety-Seven Dollars ($10,897) per Unit stated in the Unit Agreement, multiplied by ICM's 1,000 Series C and 18 Series A Membership Units, as provided in Section 1(j) of the Unit Agreement.

The Company is party to the Credit Agreement dated as of June 24, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and between the Company, Farm Credit Services of America, FLCA, a federally-chartered instrumentality of the United States (“Lender”), and CoBank, ACB, a federally-chartered instrumentality of the United States (“Agent”).  Under Section 7 of the Unit Agreement, the Company may defer any payments due under the Unit Agreement during the period of time that the making of any such payment would cause a violation of a financial covenant of the Company pursuant to the Credit Agreement.  Section 7.7 of the Credit Agreement prohibits distributions of any nature with respect to the Company’s LLC interests, including any purchase of units, except payments not exceeding 60% of GAAP net income for the prior fiscal year.  The Company had a negative net income for its fiscal year ended September 30, 2018.

However, the Company desires to close the unit purchase transaction as soon as possible and has approached the Lender and Agent to request modification of the Credit Agreement to extend additional credit to the Company necessary to complete the unit transaction and to waive the distribution restriction.

In accordance with generally accepted accounting principles, the Company recorded the fair value of the Company’s put option liability on its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: August 22, 2019
	By:	/s/ Michael D. Jerke
Michael D. Jerke
Chief Executive Officer